EXHIBIT 10.68

JOINDER AGREEMENT

This Joinder Agreement (the “Agreement”) is dated as of the Effective Date set forth below and is entered into by and between SUNTRUST BANK (the “New Lender”) and SOCIETE GENERALE, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders (as hereinafter defined) under the Credit Agreement (as hereinafter defined). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement, receipt of a copy of which is hereby acknowledged by the New Lender. The Standard Terms and Conditions (“Standard Terms and Conditions”) set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Agreement as if set forth herein in full.

Pursuant to Section 2.15(c) of the Credit Agreement, the New Lender hereby becomes a Lender, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date set forth below, with respect to the New Loan Commitment identified below.

1.	New Lender:	SunTrust Bank

2.	Borrower:	ABOVENET COMMUNICATIONS, INC., a Delaware corporation (the “Borrower Representative”) and such other persons named under, or joined to, the Credit Agreement as a Borrower from time to time

3.	Administrative Agent:	SOCIETE GENERALE, as Administrative Agent under the Credit Agreement

4.	Credit Agreement:
Credit and Guaranty Agreement, dated as of February 29, 2008 (as the same may be amended, restated, supplemented, modified, renewed, refinanced, extended or otherwise modified from time to time), by and among the Borrowers, the Guarantors from time to time party thereto, the financial institutions named therein as Lenders (the “Lenders” and each, a “Lender”) and the Administrative Agent.

5.	New Loan Commitment:	$30,000,000, in aggregate, to be allocated on a pro rata basis as shown in the following tables.

A. Revolving Commitments

Lender	Amount	Percentage
Societe Generale	$10,500,000	38.889%
CIT Lending Services Corporation	$ 7,500,000	27.778%
SunTrust Bank	$ 9,000,000	33.333%
TOTAL	$27,000,000	100.000%

B. Term Loan Commitments

Lender	Amount	Percentage
Societe Generale	$14,000,000	38.889%
CIT Lending Services Corporation	$10,000,000	27.778%
SunTrust Bank	$12,000,000	33.333%
TOTAL	$36,000,000	100.000%

C. Delayed Draw Commitments

Lender	Amount	Percentage
Societe Generale	$10,500,000	38.889%
CIT Lending Services Corporation	$ 7,500,000	27.778%
SunTrust Bank	$ 9,000,000	33.333%
TOTAL	$27,000,000	100.000%

Effective Date: October 1, 2008 [TO BE INSERTED BY ADMINISTRATIVE AGENT.]

The terms set forth in this Agreement are hereby agreed to by the undersigned as of the Effective Date:

SUNTRUST BANK

By: /s/ Matthew Schaaf
Title: Vice President

SOCIETE GENERALE, as
Administrative Agent

By: /s/ Elaine Khalil
Title: Managing Agent

Consented to:

ABOVENET COMMUNICATIONS, INC.,
as Borrower Representative

By: /s/ Robert Sokota
Title: SVP and General Counsel

ANNEX 1

STANDARD TERMS AND CONDITIONS

1.	Representations and Warranties.

The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the New Loan Commitment, shall have the obligations of a Lender thereunder and (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to undertake the New Loan Commitment on the basis of which it has made such analysis and decision, and (v) if it is a Non-U.S. Lender, attached to the Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (iii) it will comply with the provisions of Section 3.01 of the Credit Agreement and attached are the forms prescribed by the Internal Revenue Service of the United States certifying as to the New Lender’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the New Lender under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

2.
General Provisions. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof. The effective date of this Agreement (the “Effective Date”) shall be the latest of (a) the date of the execution hereof by the Administrative Agent, the New Lender and the Borrower Representative, (b) the delivery by the New Lender to the Administrative Agent of an Administrative Questionnaire, (c) the payment by the Borrower to the Administrative Agent for the Administrative Agent’s sole and separate account an advisory fee in accordance with the May 1, 2008 engagement letter and (d) October 1, 2008.